                                                                    Exhibit 99.1


Contact:

Matthew P. Kinley
President
Healthcare Acquisition Corp.
515-244-5746





FOR IMMEDIATE RELEASE
---------------------


                         HEALTHCARE ACQUISITION CORP.'S
                  COMMON STOCK AND WARRANTS TO TRADE SEPARATELY
                               ON OCTOBER 6, 2005
                        ---------------------------------

            NEW YORK, NEW YORK, October 3, 2005 - Healthcare Acquisition Corp. (AMEX:HAQ.U) announced today that, commencing October 6, 2005, the common stock and warrants included in the Company's units shall trade separately and that trading in the units shall cease on such date. The common stock and warrants will be listed on the American Stock Exchange under the symbols HAQ and HAQ.WS, respectively. The Company consummated its initial public offering on August 3, 2005.





                                     # # #